POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby constitutes and appoints each of John P. Manbeck, Carl D. Lundblad and Mark J. Butler, signing singly, the undersigned's true and lawful attorney-in-fact to:

	1.	prepare, execute in the undersigned's name and on the
undersigned's behalf(whether in the undersigned's individual capacity or as the Manager of Arnold Holdings, LLC,the General Partner of Arnold Venture
Fund L.P.) and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

	2.	execute for and on behalf of the undersigned, in the
undersigned's capacity as a shareholder of The Sagemark Companies, Ltd. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	3.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and exercise any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto,and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	4.	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 	The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of May, 2006.



						/s/ Edward H. Arnold
						Edward H. Arnold

Subscribed to and sworn before
me this 3rd day of May, 2006.

/s/ Judith Ann Wallace
Notary Public, State of New Jersey
My Commission Expires:  August 17, 2010
(SEAL)